Exhibit 99.1

FOR IMMEDIATE RELEASE

Daniel Cloutier, a Veteran Sales Executive, Joins Brain Scientific as Chief Revenue Officer

Company Continues to Build Momentum as it Launches Its Disruptive Technologies in the Marketplace

LAKEWOOD RANCH, Fla., Nov 1, 2022 (GLOBE NEWSWIRE) -- via InvestorWire -- –– Brain Scientific (OTCQB:BRSF), a Florida-based medical device technology company, announced today that Daniel Cloutier is joining the company as their Chief Revenue Officer (CRO) in a move that will help propel the company forward on its mission to revolutionize the medical technology (aka MedTech) industry.

Daniel brings extensive experience and knowledge in sales strategy and global distribution. Daniel founded LOK Corporation in 2011 after strategically representing CAS Medical System (CASMED) for 8 years as International Sales Director and launching the FORE-SIGHT cerebral oximetry internationally.

Daniel will lead Brain Scientific’s sales strategy, leveraging his decades of global experiences in direct and indirect sales channels and deep relationships across distributors, research institutions, and regulators in the medical technology space.

“I see huge potential in Brain Scientific technology and a clear path to making the company a dominant player in the medical industry,” emphasized Daniel Cloutier, “I’m excited to bring my years of experience to the team as the company prepares itself to launch its product lines into the marketplace.”

Daniel is also an advisory council member of the Indian Business Organization for Global Investments, a member of the Board of Directors for the Independent Medical Specialty Dealers Association and Brain Scientific, and a former Board Member of NeuroFrance Implants and Luminor Medical Technologies. He received his education from HEC Montréal.

“Our technology fills real gaps for product innovators and medical practitioners globally. Daniel will accelerate and unify our sales and marketing strategies as we continue to bring disruptive products to the MedTech space, starting with our NeuroCapTM that allows for rapid EEG testing, anytime and anywhere,” said Hassan Kotob, Chairman and CEO of Brain Scientific.

About Brain Scientific

Brain Scientific (brainscientific.com) is a medical technology company with multiple patents and FDA-cleared products. Brain Scientific is committed to developing next-gen solutions that advance the future of neurodiagnostic and OEM medical devices. Brain Scientific has two product lines covering neurology and precision motion. The NeuroCap™ and NeuroEEG™ are smart neurological diagnostic devices that simplify administration, shorten scan time, and cut costs. The Piezo Motion product line consists of ultra-efficient compact precision motors that will drive the next generation of medical devices. To learn more about Brain Scientific's corporate strategy, products, or investor relations, please visit brainscientific.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of EEG products and services and piezo motor technology; (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items; (iii) the company's future financial performance; (iv) the successful integration of Piezo Motion with and into Brain Scientific; and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, over many of which the company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the company's inability to obtain additional financing; the significant length of time and resources associated with the development of products and related insufficient cash flows and resulting illiquidity; the company's inability to expand its business; significant government regulation of medical devices and the healthcare industry; lack of product diversification; volatility in the price of the company's raw materials; and the failure to implement the company's business plans or strategies. Some of these and other factors are identified and described in more detail in the company's filings with the SEC. The company does not undertake to update these forward-looking statements.

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